EXHIBIT 4.1

                          AMENDMENT TO RIGHTS AGREEMENT


                  AMENDMENT, dated as of September 26, 2001, to the Rights Agreement, dated as of November 1, 2000 by and between Orion Power Holdings, Inc. (the "Company") and LaSalle Bank National Association (the "Rights Agent") (the "Rights Agreement").

                  WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement; and

                  WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof; and

                  WHEREAS, the Company intends to enter into an Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the "Merger Agreement"), dated as of the date hereof, among the Company and Reliant Resources, Inc. ("Parent") and Reliant Energy Power Generation Merger Sub, Inc. ("Merger Sub"), and Parent and each of the stockholders of the Company listed on Schedule A of the Merger Agreement intend to enter into Stockholder Agreements (as each may be amended or supplemented from time to time, each, a "Voting Agreement"), dated as of the date hereof, between Parent and each such Stockholder (all capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement or the Voting Agreements, as the case may be); and

                  WHEREAS, the Board of Directors has determined that the Merger and the other transactions contemplated by the Merger Agreement are in the best interests of the Company and its stockholders; and

                  WHEREAS, the Board of Directors has determined that it is desirable to amend the Rights Agreement to exempt the Merger Agreement and the Voting Agreements and the transactions contemplated thereby from the application of the Rights Agreement; and

                  WHEREAS, concurrently herewith, the Company is delivering to the Rights Agent a certificate from an appropriate officer of the Company which states that this amendment is in compliance with the terms of Section 27 of the Rights Agreement.

                  NOW, THEREFORE, the Company hereby amends the Rights Agreement as follows:

                  1. Section 1(a) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

                  Notwithstanding the foregoing, neither Reliant Resources, Inc. ("Parent") nor any of its subsidiaries (including Reliant Energy Power Generation Merger Sub, Inc. ("Merger Sub")), shall be deemed to be an Acquiring Person by virtue of the execution, delivery or performance of the Agreement and Plan of Merger (the

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                  "Merger Agreement") to be entered into as of the date hereof, among the Company, Parent and Merger Sub, or the Voting Agreements (each, a "Voting Agreement") to be entered into as of the date hereof, between the Parent and each of the stockholders of the Company listed on Schedule A of the Merger Agreement, or as a result of the consummation of the transactions contemplated by the Merger Agreement or the Voting Agreements."

                  2. Section 1(hh) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

                  "Neither the execution, delivery or performance of the Merger Agreement or the Voting Agreements, nor consummation of the transactions contemplated by the Merger Agreement or the Voting Agreements, shall cause a Stock Acquisition Date."

                  3. Section 3(a) of the Rights Agreement is hereby modified and amended to add the following sentence immediately following the first sentence thereof:

                  "Notwithstanding the foregoing, neither the execution, delivery or performance of the Merger Agreement or the Voting Agreements, nor consummation of the transactions contemplated by the Merger Agreement or the Voting Agreements, nor the announcement of the execution of the Merger Agreement shall cause a Distribution Date."

                  4. Clause (i) of Section 7(a) of the Rights Agreement is hereby modified, amended and restated in its entirety as follows:

                  "(i) the earliest of (x) the close of business on November 12, 2010, (y) such other date as may be established by the Board of Directors prior to the expiration of the Rights, or (z) the time immediately prior to the consummation of the merger contemplated by the Merger Agreement (such earliest date, the "Final Expiration Date"),

                  5. Section 15 of the Rights Agreement is hereby modified and amended to add the following sentence at the end thereof:

                  "Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedy or claim under this Agreement in connection with any transactions contemplated by the Merger Agreement or the Voting Agreements."

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                  IN WITNESS WHEREOF, this Amendment has been duly executed by the Company and the Rights Agent as of the day and year first written above.


                           ORION POWER HOLDINGS, INC.



                           By:  /s/ W. Thaddeus Miller
                              -------------------------------------
                           Name:    W. Thaddeus Miller
                           Title:   Executive Vice President
                                    and Chief Legal Counsel



                           LASALLE BANK NATIONAL ASSOCIATION
                           (as Rights Agent)



                           By:  /s/ Joseph F. Pellicore
                              -------------------------------------
                           Name:    Joseph F. Pellicore
                           Title:   Assistant Vice President